Exhibit 10.12

ATLAS FINANCIAL HOLDINGS, INC.
(the “Company”)

Written Resolutions of the Directors of the Company passed pursuant to Article 92 of the Articles of Association of the Company

Amendment of the 2013 Equity Incentive Plan

WHEREAS Section 7(f) of the Atlas Financial Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”) authorizes the Board of Directors of the Company (the “Board”), to modify the Plan or any portion thereof at any time.

AND WHEREAS the Board finds it to be desirable and in the best interests of the Company to amend the Plan to reflect the current par value of the ordinary shares of the Company (US$0.003).

IT WAS RESOLVED THAT:

1.
The Board hereby approves and adopts Amendment No. 1 to the Atlas Financial Holdings, Inc. 2013 Equity Incentive Plan, attached hereto as Exhibit A, subject to any further changes as the Company, upon the advice of counsel, determines to be necessary or appropriate.

2.
The officers of the Company be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further documents as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer of the Company in connection with the transactions contemplated by these resolutions, and all awards previously granted pursuant to the Plan, are hereby approved, ratified and confirmed as the acts and deeds of the Company.

_______________________	Date: ____________________
John T. Fitzgerald

_______________________	Date: ____________________
Jordan M. Kupinsky

_______________________	Date: ____________________
Gordon G. Pratt

_______________________	Date: ____________________
Larry G. Swets, Jr.

_______________________	Date: ____________________
Scott D. Wollney

Exhibit A
amendment No. 1 to the
ATLAS FINANCIAL HOLDINGS, INC.
2013 Equity Incentive Plan
THIS AMENDMENT to the Atlas Financial Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”), is dated March __, 2014.
Section 7(f) of the Plan allows the Board of Directors of Atlas Financial Holdings, Inc. (the “Company”) to modify the Plan or any portion thereof at any time. The Board of Directors of the Company finds it to be desirable and in the best interests of the Company to amend the Plan to reflect the current par value of the ordinary shares of the Company (US$0.003).
CONSEQUENTLY, the Plan is hereby amended, effective as of the date specified in the introductory clause:
Section 2(g) of the Plan is amended in its entirety to read as follows:
“Common Stock” means shares of ordinary shares of the Company, par value of $0.003 per ordinary share.
In all other respects, the Plan is hereby ratified and confirmed.
This Amendment has been executed on the date specified in the introductory clause.
ATLAS FINANCIAL HOLDINGS, INC.
By:
Name:
Title: